UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

HARMONIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2590 Orchard Parkway

San Jose, CA 95131

(Address of principal executive offices, including zip code)

(408) 542-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on December 8, 2025, Harmonic Inc. (the “Company”) entered into a Put Option Agreement (the “Put Option Agreement”) between the Company and Leone Media Inc. (d/b/a MediaKind) (the “Buyer”). Pursuant to the Put Option Agreement, the Company had the right (the “Put Option”) to require the Buyer to purchase the Company’s Video Business (the “Business”) for a purchase price of $145 million in cash, which Put Option may be exercised only following completion of the required consultation process with the relevant employee works council in France, with respect to such asset sale by the Company (the “Acquisition”). The purchase price is subject to potential adjustment based on the amount, on the date the Acquisition is consummated, of net working capital of the Business and the cash and debt of the entities to be sold in the Acquisition, as well as for the amount of specified selling expenses.

The French employee works council consultation process was completed on March 12, 2026. On March 16, 2026, the Company delivered a notice of intent to exercise the Put Option to the Buyer requesting that Buyer execute that certain Asset Purchase Agreement (the “APA”) on March 20, 2026 and both the Buyer and the Company executed the APA on March 20, 2026. The Buyer’s and the Company’s obligation to complete the Acquisition is subject to certain conditions under the APA, including customary regulatory approvals. The APA includes certain representations, warranties, and covenants of the parties thereto, including an agreement of the Company not to compete with the Business for three years following the closing date as set forth in the APA. In addition, the Company and the Buyer have agreed to indemnify each other for certain losses arising under the APA. The APA also provides that either the Buyer or Company have the right to terminate the APA in the event that the closing conditions have not been satisfied by June 8, 2026 as may be automatically extended to September 8, 2026, in the event of certain closing conditions remaining unsatisfied as of the earlier date. The Acquisition is expected to close in the second quarter of 2026.

The above description of the APA is only a summary, does not purport to be complete and is qualified in its entirety by reference to the APA, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report contains statements that the Company believes to be “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties, including statements regarding the proposed acquisition of the Video Business and the timings of such transaction. All statements other than statements of historical fact included in this report are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the possibility that the parties will fail to obtain necessary regulatory approvals or to satisfy any of the other closing conditions to the proposed transaction; failure to realize the expected benefits of the transaction, including expected tax benefits, or expected synergies; difficulties in predicting results of operations of an acquired business; and other risks, uncertainties, assumptions and other factors impacting future results of the Company. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission, which include its Annual Reports on Form 10-K for the year ended December 31, 2025. All forward-looking statements speak only as of the date of this report. The Company assumes no obligation, and disclaims any obligation, to update information contained in this report. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated March 20, 2026, by and between Harmonic Inc. and Leone Media Inc.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2026	HARMONIC INC.

	By:	/s/ Walter Jankovic
Walter Jankovic
Chief Financial Officer